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                                                                  EXHIBIT (8)(B)

                               AMENDED EXHIBIT A
                               -----------------

     Portfolios covered by the Custody Agreement effective as of September 1, 1995 (as amended and restated on August 1, 1997) between The Chase Manhattan Bank and Excelsior Funds, Inc.


                         Money Fund
                         Government Money Fund
                         Treasury Money Fund
                         Blended Equity Fund
                         Income and Growth Fund
                         Energy and Natural Resources Fund
                         Productivity Enhancers Fund
                         Environmentally-Related Products and Services Fund Aging of America Fund
                         Communication and Entertainment Fund
                         Value and Restructuring Fund
                         Global Competitors Fund
                         Small Cap Fund
                         International Fund
                         Latin America Fund
                         Pacific/Asia Fund
                         Pan European Fund
                         Short-Term Government Securities Fund
                         Intermediate-Term Managed Income Fund
                         Managed Income Fund
                         Large Cap Growth Fund
                         Real Estate Fund
                         Emerging Markets Fund


                                                  THE CHASE MANHATTAN BANK

                                                  By: /s/ Donald P. Hearn
                                                  -----------------------------

                                                  EXCELSIOR FUNDS, INC.

                                                  By: /s/ F.S. Wonham
                                                  -----------------------------


Dated: November 28, 1997